                                                                EXHIBIT 10.5 (e)

                  FOURTH AMENDMENT TO CREDIT AGREEMENT BY AND
                          BETWEEN INDIAN OIL COMPANY
                         AND BANK ONE, OKLAHOMA, N.A.


     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made effective the 1st day of November, 1999 by and between INDIAN OIL COMPANY, an Oklahoma corporation. (the "Borrower") and BANK ONE, OKLAHOMA, N.A. (the "Lender").


                             W I T N E S S E T H:

     WHEREAS, on December 22, 1997, Borrower and Lender entered into that certain Credit Agreement (the "Original Agreement") whereby Lender provided Borrower with a reducing, revolving line of credit in an amount, subject to a Borrowing Base, which shall not exceed $50,000,000.00 as evidenced by the Note.

     WHEREAS, on August 10, 1998 Borrower and Lender amended the Original Agreement for the first time (the "First Amendment") in order to: (i) change the Debt Service Coverage ratio calculation; (ii) waive the occurrence of certain events of default; and (iii) certain other changes more particularly set forth therein.

     WHEREAS, on February 26, 1999, Borrower and Lender amended the Original Agreement for the second time (the "Second Amendment") in order to (i) reduce the Borrower's Borrowing Base availability from $24,000,000.00 to $20,000,000.00; (ii) extend the deadline for Borrower to have completed a $12,000,000.00 equity offering until March 1, 1999; (iii) extend the deadline for Borrower to provide an audited financial statement for the fiscal year ending December 31, 1997 until April 10, 1999; and (iv) waive the occurrence of certain events of default.

     WHEREAS, on March 31, 1999, Borrower and Lender amended the Agreement for the third time (the "Third Amendment") in order to: (i) reset the Borrowing Base, (ii) reset the Monthly Borrowing Base Reduction, (iii) restate the Debt Service Coverage Ratio, and (iv) document such other amendments and waivers as set forth therein (the Original Agreement as amended by the First, Second, and Third Amendments is referred to herein as the "Agreement")

     WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain Oil and Gas Properties; and

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

     WHEREAS, Borrower and Lender now desire to amend the Agreement for the fourth time in order to (i) permit additional subordinated debt, as described herein, (ii) to provide for Unscheduled Redeterminations (defined herein),
(iii) to include commodity rate management language and (iv) to document such other amendments, extensions and waivers as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree to amend the agreement as follows:

     A.   CHANGES TO THE AGREEMENT.  The Agreement is hereby amended as follows:

          1.   The definition of "Affiliate" at Section 1.2 of the Agreement,
                                  ---------
Additional Defined Terms, is hereby amended to specifically include "INDCO,
------------------------
L.C.C." by inserting the following sentence at the end of said definition:

     The term "Affiliates" is also understood to include, but is not limited to,
               ----------
     INDCO, L.L.C.

          2.   The definition of "Obligations" at Section 1.2 of the Agreement,

Additional Defined Terms, is hereby amended and restated in its entirety as
------------------------
follows:

          "Obligations" shall mean, without duplication, (a) all
           -----------
     Indebtedness evidenced by the Note, (b) the obligation of the Borrower for the payment of any fees required herein, (c) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrower to Lender arising under or in connection with Rate Management Transactions, and (d) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

          3. The definition of "Tangible Net Worth" at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its
           ------------------------
entirety as follows:

          "Tangible Net Worth" shall mean, on any date as of which the
           ------------------
     amount thereof is to be determined, the sum of the following for Borrower calculated in accordance with GAAP: (i) the amount of stated capital (less cost of treasury shares), plus (ii) the
                                                    ----
     amount of surplus and retained earnings (or in the case of a surplus or retained earnings deficit, minus the amount of such
                                           -----
     deficit), plus (iii) all debt owed to shareholders and/or
               ----
     Affiliates subordinated to the Obligations, minus (iv) all debt
                                                 -----
     owed to Borrower by shareholders and/or Affiliates.

          4. A new definition shall be added to Section 1.2 of the Agreement, Additional Defined Terms, for the term "Rate Management Transaction" which shall
-------------------------
be inserted in Section 1.2 in its alphabetical location and which shall state as follows:

          "Rate Management Transaction" shall mean any transaction
           ---------------------------
     (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender which is a rate swap, basis swap, forward transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.


          5. A new definition shall be added to Section 1.2 of the Agreement, Additional Defined Terms, for the term "Unscheduled Redetermination" which shall
-------------------------
be inserted in Section 1.2 in its alphabetical location and which shall state as follows:

          "Unscheduled Redetermination" shall mean a redetermination
           ---------------------------
     of the Maximum Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Maximum Borrowing Base which is made (A) at the reasonable request of a Borrower, (B) at any time it appears to the Lender, in the exercise of its reasonable discretion, that either (i) there has been a material decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

          6.   Paragraph (b) of Section 2.9 of the Agreement, Borrowing Base
                                                              --------------
Determinations and Monthly Borrowing Base Reductions, is hereby amended and
----------------------------------------------------
restated in its entirety as follows:

          (b) Subsequent Borrowing Base Determinations shall be made by the Lender at least semi-annually on March 1 and September 1 (each a "Determination Date") of each year beginning September 1, 1999 or at any other time as an Unscheduled Borrowing Base Determination. In connection with, and as of, each Borrowing Base Determination, the Lender shall also determine the Monthly Borrowing Base Reduction and Half Life of the Borrower's Oil and Gas

     Properties. Borrower shall provide Lender with engineering information pursuant to the terms of Section 6.4 below. Lender shall, by notice to the Borrower by March 1 and September 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrower of the designation by the Lender of the new Borrowing Base, Monthly Borrowing Base Reduction and Half Life of the Borrower's Oil and Gas Properties for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Borrowing Base Determination is made by the Lender, the Lender shall notify the Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties and such new Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties shall continue until the next Borrowing Base Determination. If the Borrower does not furnish all such information, reports and data by any date specified in this Section 2.9.2 or Section 6.4, the Lender may nonetheless designate the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties at any amounts which the Lender in its discretion determines and may redesignate the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties from time to time thereafter until the Lender receives all such information, reports and data, whereupon the Lender shall designate a new Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties as described above. At each Borrowing Base Determination Lender shall determine the amount of the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties based upon the Lender's evaluation of the Collateral which Lender in its discretion (using such methodology, assumptions and discounts rates as Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties and other Collateral of the Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its Affiliates) as Lender customarily considers in evaluating similar oil and gas loans. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section
     8.4 hereof. It is expressly understood that the Lender has no obligation to designate the Borrowing Base, Monthly Borrowing Base Reduction or Half Life of the Borrower's Oil and Gas Properties at any particular amounts, except in the exercise of its discretion, whether in relation to the Commitment or otherwise. Provided, however, that the Lender shall not have the obligation to designate a

     Borrowing Base in an amount in excess of the Commitment or its legal or internal lending limits.

          7.   Article III of the Agreement, COLLATERAL AND OTHER FORMS OF
                                             -----------------------------
CREDIT ENHANCEMENT, is hereby amended to include a new section at Section 3.7
------------------
entitled, INDCO, L.L.C. Collateral, which shall state as follows:
          ------------------------

          3.7  INDCO, L.L.C. Collateral. As further security for the
               ------------------------
     Obligations, Borrower shall pledge to Lender its $960,000.00 note from INDCO, L.L.C. and upon request by Lender, INDCO, L.L.C. shall pledge and/or grant Lender a security interest in and to all assets transferred to INDCO, L.L.C. by Borrower, and any consideration received by INDCO, L.L.C. for the sale or transfer of the aforementioned assets.

          8.   Section 6.5 of the Agreement, Reserve Reports, is hereby  amended
                                             ---------------
and restated in its entirety to allow for Unscheduled Redeterminations as follows:

          6.4  Reserve Reports.
               ---------------

          (a) Deliver to the Lender no later than February 1, 2000, and each February 1 thereafter during the term of this Agreement and, upon request, in conjunction with any Unscheduled Redetermination, engineering reports prepared by an independent third party engineer approved by Lender (and/or such other appropriate information acceptable to Lender) covering or pertaining to Borrower's Oil and Gas Properties in form and substance acceptable to Lender setting forth (i) the proven producing and proven non-producing oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties as of each January 1 of each year for which the Reserve Reports are furnished, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, and (iii) projections of the annual rate of production, gross income and net income with respect to such proven and producing reserves.

          (b)  The report provided pursuant to this Section 6.4 shall
                                                    -----------
     be submitted to the Lender together with additional data as the Lender may reasonably request concerning pricing, quantities of production from the Oil and Gas Properties, purchasers of production and engineering and geological data. By August 1 of each year and, upon request, in conjunction with Unscheduled Redeterminations, Borrower shall provide Lender with such other reserve information as Lender may reasonably request to complete its semi annual redetermination of the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties.

          (c) In conjunction with the Reserve Report, Borrower shall furnish Lender a report on the status of all gas balancing affecting any of the Oil and Gas Properties.

          9.   Section 8.1 of the Agreement, Indebtedness, is hereby amended and
                                             ------------
restated in its entirety in order to permit certain of Borrower's obligations to INDCO, L.L.C. as a permitted indebtedness as follows:

          8.1  Indebtedness. Create, incur, assume or suffer to exist
               ------------
     any Indebtedness that exceed, in the aggregate, the sum of $100,000.00, whether by way of loan or otherwise; provided
                                                       --------
     however, the foregoing restriction shall not apply to (a) the
     -------
     Obligations; (b) unsecured current accounts payable incurred in he ordinary course of business; (c) the MidFirst Debt; or (d) that certain $500,000.00 note payable to INDCO, L.L.C., which such note shall be expressly subordinate to the Obligations.

          10.  Section 8.13 of the Agreement, Limitation of Hedging Activities,
                                              --------------------------------
is hereby amended and restated in its entirety, in order to provide for Rate Management Transactions as follows:

          8.13  Limitation of Hedging Activities. The Borrower will
                --------------------------------
     not enter into any transaction providing (i) for the hedging, forward sale, swap or any derivation thereof of crude oil or natural gas or other commodities; or (ii) for a swap, collar, floor, cap, option, corridor or other contract which is intended to reduce or eliminate risk of fluctuation of interest rates, as such terms are referred in the capital markets, except the foregoing prohibitions shall not apply to: (a) transactions consented to in writing by the Lender which are on terms acceptable to the Lender; or (b) Pre-Approved Contracts. The term "Pre-Approved Contracts" as used herein shall mean (i) any physical delivery contract or agreement with an oil and gas purchaser under which the Borrower agrees to sell its oil and gas at an agreed upon price for an agreed upon period of time and for volume amounts which do not exceed the monthly production forecast for all of the Borrower's proved developed producing reserves; and/or (ii) any financial contract or agreement entered into between the Borrower and an affiliate of the Lender or such other counterparty as is acceptable to Lender and which is consistent with the following: (a) the sales price is at or above the Bank's oil and gas pricing then in effect; (b) the volume amounts do not exceed 75% of the Borrower's monthly production forecast for all of the Borrower's proved developed producing reserves; (c) the term does not extend beyond an twelve month period. Upon entering into any such contract allowed hereunder, Borrower agrees to notify Bank so as to allow for an adjustment to the Maximum Borrowing Base if and when deemed appropriate by the Bank in its sole discretion.

          11. The Event of Default set forth at Section 9.1 of the Agreement, Enumeration of Events of Default, at paragraph (c) is hereby amended and
---------------------------------
restated in its entirety in order to include Rate Management Transactions as follows:

          (c) default shall be made by Borrower in the due observance or performance of any of its obligations, covenants or agreements (for payment or otherwise) contained in any of the Loan Documents or pursuant to any Rate Management Transaction and such default could be expected to have a Material Adverse Effect;

     B.   NOTICES.  Borrower is hereby notified of the following occurrences:

          1.   Borrowing Base Determinations.  Pursuant to Section 2.9 and
               -----------------------------
Section 7.2 of the Agreement, Borrower and Lender hereby affirm the Borrowing Base at $18,292,000.00 until December 1, 1999 at which time the Monthly Borrowing Base Reduction shall resume at $244,000.00. Borrower and Bank acknowledge that the aforementioned sentence effectively provides a waiver of the $244,000.00 Monthly Borrowing Base reduction otherwise scheduled for November 1, 1999. Borrower and Bank further acknowledge that the regularly scheduled Borrowing Base Determination dates are March 1 and September 1. The Borrowing Base Determination Dates set forth in Section 2.9 of the Agreement notwithstanding, the September 1, 1999 Borrowing Base Determination Date is hereby extended until December 15, 1999.

          2.   Debt Service Coverage Ratio.  For the quarterly reporting period
               ---------------------------
ending September 30, 1999 and only for the quarterly reporting period ending September 30, 1999, the denominator of the Debt Service Coverage Ratio shall be $488,000.00 (which such amount equates to the Monthly Borrowing Base Reduction for two months - not three- in order to offset the $250,000.00 payment to Reid Investments incurred during the month of September, 1999) plus interest expense
                                                          ----
(less any accrued and unpaid interest on subordinated debt ) for the quarter
then ended, plus any other current maturities of long term debt.   The
            ----
calculation of the Debt Service Coverage Ratio as set forth in the Agreement shall continue and be reinstated for all quarters subsequent to September 30, 1999.

          3.   Tangible Net Worth.  Lender hereby waives the default created by
               ------------------
Borrower's failure to maintain the level of Tangible Net Worth required pursuant to Section 7.3 of the Agreement, Tangible Net Worth, for the quarterly reporting
                                 ------------------
periods ending March 31, 1999 and June 30, 1999. This waiver is on a one-time basis and is specifically not intended to waive any future violations of Section
7.3 of the Agreement or any other terms, covenants or conditions of the Agreement.


     C.   REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender that:

          1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Corporation or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of its properties or assets, except those in favor of Lender hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms.

          4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Lender by each Borrower to induce Lender to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Lender are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Lender; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Lender.

          5. The Borrower is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrower has, and as to after acquired property or New Properties will have, good right to cause the Collateral to be hypothecated to Lender as security for the Obligations.

          6. All of Borrower's other representations and warranties set forth in Sections 5.1 through 5.22 of the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.


     D.   CONDITIONS

     Lender's obligations under the Agreement, as hereby amended, is subject to the following conditions:

          1. Lender and Borrower shall have executed and delivered this Amendment.

          2. Lender shall have executed and delivered such endorsements and assignments necessary, in the discretion of Bank, to pledge the $960,000.00 promissory note from INDCO, L.L.C. to Borrower.

          3. INDCO, L.L.C. and Borrower shall have executed and delivered to Lender for its execution an agreement, satisfactory to Lender, subordinating INDCO, L.L.C.'s $500,000.00 promissory note from the Borrower (principal and interest) to the Obligations.

          4.   Borrower's representations and warranties set forth in Section
C hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

          5.   Borrower shall have satisfied all conditions set forth in Section
4.1 of the Agreement.

          6. Except for the default created by Borrower's failure to provide Bank with a copy of its audited financial statements for year ending December 31, 1998, as of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.


     E.   OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

          2. The Obligations, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

          3. Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trusts, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents and the obligations of Borrower assuring and confirming unto Lender all or any part of the security for any such obligation. In connection herewith, Lender may require Borrower to execute additional mortgages or deeds of trust pursuant to the terms of the Agreement.

          4. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Lender in preparation, execution and implementation of this Amendment and any mortgages, deeds of trust, security agreements, pledge agreements or any amendments thereto.

          5. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Lender, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Lender and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Lender's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

          6. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

     BORROWER:                INDIAN OIL COMPANY,
                              an Oklahoma corporation

                              __________________________________________
                              By:  Richard R. Dunning
                              Title:  Chief Executive Officer

     LENDER:                  BANK ONE, OKLAHOMA, N.A.

                              __________________________________________
                              By: John K. Slay, Jr.
                              Title: Vice President

                        INDCO, L.L.C. JOINDER

     INDCO, L.L.C., for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, certify that it is familiar with, has read, and is bound by applicable provisions concerning it contained therein. Further, INDCO, L.L.C. hereby acknowledges and ratifies its agreements set forth that certain letter agreement with Bank One, Oklahoma, N.A. and Indian Oil Company dated as of September 20, 1999.


                                    INDCO, L.L.C.,


                                    ____________________________________
                                    By:  Richard R. Dunning
                                    Title:  Manager

                                       12